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                                                                     Exhibit 5.1
                              ___________________

                        Testa, Hurwitz & Thibeault, LLP
                              ___________________

                                ATTORNEYS AT LAW

                        High Street Tower, 125 High Street
Office (617) 248-7000      Boston, Massachusetts 02110       Fax (617) 248-7100

                                April 18, 2001

Mercator Software, Inc.
45 Danbury Road
Wilton, Connecticut 06897

   Re: Registration Statement on Form S-8 Relating to the
       1997 Equity Incentive Plan
       --------------------------

Ladies and Gentlemen:

   Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Mercator Software, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,950,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

   We are counsel to the Company and are familiar with the proceedings of its shareholders and Board of Directors. We have examined original or certified copies of the Company's Amended and Restated Certificate of Incorporation as amended, the Company's By-Laws, as amended, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion.

   Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the 1997 Equity Incentive Plan (the "Plan") referred to in the Registration Statement (the "Agreements") will be, upon receipt of the appropriate consideration, validly issued, fully paid and nonassessable after the issuance of such Shares in accordance with the terms of the Plan or the Agreements, as applicable.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,
                                           /s/ Testa, Hurwitz & Thibeault, LLP
                                           TESTA, HURWITZ & THIBEAULT, LLP